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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report: December 21, 2001



                           CYBEX INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)

          New York                          0-4538                         11-1731581
(State or other jurisdiction of      (Commission File No.)       (I.R.S. Employer Identification No.)
incorporation or organization)

                 10 Trotter Drive, Medway, Massachusetts 02053
                   (Address of Principal Executive Offices)


      Registrant's Telephone Number, Including Area Code: (508) 533-4300
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Item 5:  Other Events.
         ------------

     On December 21, 2001, the Registrant entered into an Amended and Restated Credit Agreement (the "Amended Agreement") with its lenders, amending and restating the Registrant's outstanding Credit Agreement dated May 21, 2001 (as theretofore amended, the "Original Agreement"). The Amended Agreement, among other things, extends the maturity date of the facility to December 31, 2003, restructures the indebtedness under the facility, reduces the monthly principal payments and amends the financial covenants under the facility, and waives all outstanding defaults under the Original Agreement. Pursuant to the Amended Agreement, the Registrant issued to the lenders or their affiliates warrants to purchase an aggregate of 263,501 shares of the Registrant's Common Stock at an exercise price of $1.269 per share; unless the facility is retired in full on or before July 30, 2002, additional warrants, representing in the aggregate 3 % of the Registrant's then outstanding Common Stock, will become exercisable on such date, at an exercise price of $1.269 per share.

Item 7:  Financial Statements and Exhibits.
------------------------------------------


     Exhibit 10.1:       Amended and Restated Credit Agreement dated as of
     ------------        December 21, 2001 among the Registrant, the
                         Registrant's subsidiaries which are parties thereto, First Union National Bank, as Administrative Agent, and the Lenders which are parties thereto.


     Exhibit 10.2:       Common Stock Purchase Warrant issued to First Union
     ------------        National Bank.


     Exhibit 10.3:       Common Stock Purchase Warrant issued to FSC Corp.
     ------------


     Exhibit 10.4:       Registration Rights Agreement, dated as of December 21,
     ------------        2001, among the Registrant, First Union National Bank
                         and FSC Corp.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 21, 2001                CYBEX INTERNATIONAL, INC.


                                        By: /s/ John Agialoro
                                            -----------------------------------
                                            John Aglialoro, Chairman and Chief
                                                   Executive Officer